Exhibit 4.2

Execution Version

PARI PASSU INTERCREDITOR AGREEMENT

dated as of April 11, 2022

among

DT MIDSTREAM, INC.

THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO,

BARCLAYS BANK PLC,
as Credit Agreement Agent,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Notes Collateral Agent,

and

each Additional Priority Debt Representative from time to time party hereto

TABLE OF CONTENTS

i

Exhibits

Exhibit A-1	Form of Substitute Priority Debt Designation
Exhibit A-2	Form of Additional Priority Debt Designation
Exhibit B-1	Form of Intercreditor Agreement Joinder—Substitute Priority Debt
Exhibit B-2	Form of Intercreditor Agreement Joinder—Additional Priority Debt
Exhibit B-3	Form of Intercreditor Agreement Joinder—Additional Grantors

ii

PARI PASSU INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of April 11, 2022 among DT Midstream, Inc. (the “Borrower”), the other Grantors from time to time party hereto, Barclays Bank PLC, as collateral agent for the Credit Agreement Secured Parties under the Original Credit Agreement (in such capacity and together with its successors in such capacity, the “Original Credit Agreement Agent”), U.S. Bank Trust Company, National Association, as collateral agent for the Notes Secured Parties under the Original Indenture (in such capacity and together with its successors in such capacity, the “Original Notes Collateral Agent”), and each Additional Priority Debt Representative from time to time party hereto for the Additional Secured Parties of the Series with respect to which it is acting in such capacity.

W I T N E S S E T H:

WHEREAS, the Borrower has entered into that certain Credit Agreement dated as of June 10, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Original Credit Agreement”), among the Borrower, the Lenders (as defined in the Original Credit Agreement) from time to time party thereto, the L/C Issuers (as defined in the Original Credit Agreement) from time to time party thereto, and Barclays Bank PLC, as administrative agent and as collateral agent;

WHEREAS, the Borrower intends to issue 4.300% senior secured notes due 2032 (the “Notes”) in an initial aggregate principal amount of $600,000,000 pursuant to an Indenture, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Original Indenture”), among the Borrower, as issuer, the other Grantors party thereto, as guarantors, and U.S. Bank Trust Company, National Association, as trustee;

WHEREAS, the Grantors intend to secure the Priority Obligations on a pari passu basis with Liens on all present and future Shared Collateral to the extent that such Liens have been provided for in the applicable Security Documents; and

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors, the Credit Agreement Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Notes Collateral Agent (for itself and on behalf of the Notes Secured Parties) and each Additional Priority Debt Representative (for itself and on behalf of the Additional Secured Parties of the applicable Series) agree as follows:

ARTICLE I
DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1           Defined Terms. The following terms will have the following meanings:

“Additional Priority Debt” means Debt that satisfies the requirements of Section 4.2(b) and that is incurred by the Borrower after the date hereof; provided that neither any Debt under the Credit Agreement nor any Debt under the Indenture shall constitute Additional Priority Debt.

“Additional Priority Debt Designation” means written designation in substantially the form of Exhibit A-2.

“Additional Priority Debt Documents” means, with respect to any Series of Additional Priority Obligations, the notes, credit agreements, loan agreements, note purchase agreements, indentures, Additional Priority Debt Security Documents and other operative agreements evidencing or governing such Series of Additional Priority Obligations and liens securing such Series of Additional Priority Obligations, and each other agreement entered into for the purpose of securing such Series of Additional Priority Obligations.

“Additional Priority Debt Representative” means the collateral agent, the administrative agent and/or trustee (as applicable) or any other similar agent or Person under any Additional Priority Debt Documents for any Series of Additional Priority Obligations, in each case, together with its successors in such capacity.

“Additional Priority Debt Security Documents” means, with respect to any Series of Additional Priority Obligations, any security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, or agreements which grant or transfer a Lien or security interest, now existing or entered into after the date hereof, executed and delivered by the Borrower or any other Grantor creating (or purporting to create) a Lien in favor of the applicable Additional Priority Debt Representative to secure such Series of Additional Priority Obligations.

“Additional Priority Obligations” means, with respect to any Additional Priority Debt, all principal and interest payable on such Additional Priority Debt, all fees and expenses, reimbursements, indemnities and other obligations and indebtedness (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any Grantor to any of the Additional Secured Parties payable under such Additional Priority Debt or any indemnified party, individually or collectively, existing on the date hereof or arising hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under any Additional Priority Debt Document for such Additional Priority Debt or in respect of any of the loans made or reimbursement or other obligations incurred or any of the letters of credit or other instruments at any time evidencing any thereof.

“Additional Secured Parties” means, at any time with respect to any Series of Additional Priority Obligations, each holder of such Series of Additional Priority Obligations at such time.

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly Controls or is Controlled by or is under common Control with such specified Person.

“Agreement” has the meaning set forth in the preamble.

“Banking Services” means cash management services provided to any Grantor by (a) any “Cash Management Bank” under and as defined in the Original Credit Agreement and (b) any other revolving lender, Credit Agreement Agent or lead arranger under the Credit Agreement or any of their respective Affiliates, including treasury, depository, overdraft, credit or debit card, electronic funds transfer, automated clearinghouse transfers of funds and other cash management arrangements.

“Banking Services Obligations” means any and all obligations of any Grantor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired, (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Provider” means any Person to whom Banking Services Obligations are owing.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.4(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, administration, receivership, liquidation, rearrangement, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of the Borrower or any of its Subsidiaries, or similar law affecting creditors’ rights generally.

“Borrower” has the meaning set forth in the preamble.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment of any applicable Priority Obligations are authorized or required by law, regulation or executive order to remain closed.

“Collateral” means all properties and assets of the Grantors now owned or hereafter acquired in which Liens have been granted in favor of any Priority Debt Representative on behalf of the applicable Secured Parties to secure any or all of the Priority Obligations, and shall exclude any properties and assets in which any Priority Debt Representative is required to release its Liens pursuant to Section 4.1 (from and after the time such release is required).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has a meaning correlative thereto.

“Controlling Collateral Agent” means, with respect to any Shared Collateral, (a) until the earlier of (i) the Discharge of Credit Agreement Obligations and (ii) the Non-Controlling Collateral Agent Enforcement Date, the Credit Agreement Agent and (b) from and after the earlier of (i) the Discharge of Credit Agreement Obligations and (ii) the Non-Controlling Collateral Agent Enforcement Date, the Major Non-Controlling Collateral Agent.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of Secured Parties whose Priority Debt Representative is the Controlling Collateral Agent for such Shared Collateral.

“Credit Agreement” means the Original Credit Agreement and, from and after the execution of any Substitute Credit Agreement, each Substitute Credit Agreement.

“Credit Agreement Agent” means the Original Credit Agreement Agent and, from and after the execution of a Substitute Credit Agreement, the agent, collateral agent, trustee or other representative of the lenders or holders of the indebtedness and other obligations evidenced thereunder or governed thereby, in each case, together with its successors in such capacity.

“Credit Agreement Documents” means the Credit Agreement, the Credit Agreement Security Documents, the other “Loan Documents” (as defined in the Original Credit Agreement) and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, the Credit Agreement.

“Credit Agreement Obligations” means all principal and interest payable on any Debt under the Credit Agreement, all fees and expenses, reimbursements, indemnities and other obligations and indebtedness (including Banking Obligations, Hedging Obligations, and interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any Grantor to any of the Credit Agreement Secured Parties or any indemnified party, individually or collectively, existing on the date hereof or arising hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under any Credit Agreement Document or in respect of any of the loans made or reimbursement or other obligations incurred or any of the letters of credit or other instruments at any time evidencing any thereof, including the “Obligations” under and as defined in the Original Credit Agreement.

“Credit Agreement Secured Parties” means, at any time, the Credit Agreement Agent, each lender or issuing bank under the Credit Agreement, each Banking Services Provider under the Credit Agreement that is a secured party thereunder (or a party entitled to the benefits of security thereunder), each Hedge Provider under the Credit Agreement that is a secured party thereunder (or a party entitled to the benefits of security thereunder) and each other holder of Credit Agreement Obligations (including pursuant to a Substitute Credit Agreement), including the “Secured Parties” under and as defined in the Original Credit Agreement.

“Credit Agreement Security Documents” means any security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, or agreements which grant or transfer a Lien or security interest, now existing or entered into after the date hereof, executed and delivered by the Borrower or any other Grantor creating (or purporting to create) a Lien in favor of the Credit Agreement Agent, including the “Security Documents” under and as defined in the Credit Agreement, to secure the Credit Agreement Obligations.

“Debt” means, with respect to any specified Person, without duplication, all of the following, whether or not Debt or liabilities in accordance with United States of America generally accepted accounting principles applied on a consistent basis (“GAAP”):

(a)       all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or similar instruments; and

(b)       the amount available to be drawn under all letters of credit (including standby and commercial) (other than letter of credit obligations relating to indebtedness, including in Debt pursuant to clause (a) of this definition) and, without duplication, the unreimbursed amount of all drafts drawn thereunder.

“Debt Facility” means one or more indentures, loan agreements or other similar governing agreements in respect of Debt, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time including any Refinancing thereof permitted under Section 4.2 hereof.

“DIP Financing” has the meaning assigned to such term in Section 2.4(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.4(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.4(b).

“Discharge” means, with respect to any Shared Collateral and any Series of Priority Obligations, the date on which such Series of Priority Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Priority Obligations” means, with respect to any Shared Collateral, the Discharge of the applicable Priority Obligations with respect to such Shared Collateral; provided that a Discharge of Priority Obligations shall not be deemed to have occurred in connection with a Refinancing of such Priority Obligations with additional Priority Obligations secured by such Shared Collateral under a Priority Debt Document which has been designated in writing as a “Priority Obligation” pursuant to an Additional Priority Debt Designation or Substitute Priority Debt Designation, as applicable.

“Governmental Authority” means any federal, state, provincial, local or foreign government, court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Grantors” means (a) the Borrower and each of its Subsidiaries that executes this Agreement as of the date hereof as a “Grantor” and (b) from and after the date hereof, each other Subsidiary that becomes a party to this Agreement pursuant to Section 5.14, in each case, unless and until released as a party hereto pursuant to the terms hereof.

“Hedge Agreement” means any Swap Agreement for which the counterparty thereto is (a) a “Specified Swap Counterparty” under and as defined in the Original Credit Agreement or (b) any other revolving lender, Credit Agreement Agent or lead arranger under the Credit Agreement or any of their respective Affiliates.

“Hedge Provider” means the counterparty to the Borrower or any Restricted Subsidiary (as defined in the Original Credit Agreement) under any Hedge Agreement.

“Hedging Obligations” means the obligations of the Borrower or any Restricted Subsidiary (as defined in the Original Credit Agreement) under any Hedge Agreement.

“Impairment” has the meaning set forth in Section 1.3.

“Indenture” means the Original Indenture and, from and after the execution of any Substitute Indenture, each Substitute Indenture.

“Insolvency or Liquidation Proceeding” means:

(a)       any case or proceeding commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other case or proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b)       any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c)        any other case or proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreement Joinder” means (a) with respect to the provisions of this Agreement relating to the Credit Agreement Agent under any Substitute Credit Agreement or the Notes Collateral Agent under any Substitute Indenture, a joinder substantially in the form of Exhibit B-1, (b) with respect to the provisions of this Agreement relating to any Additional Priority Debt Representative for any Series of Additional Priority Obligations, a joinder substantially in the form of Exhibit B-2 hereto and (c) with respect to the provisions of this Agreement relating to the addition of additional Grantors, a joinder substantially in the form of Exhibit B-3 hereto.

“Intervening Creditor” has the meaning set forth in Section 2.1(a).

“Junior Lien Intercreditor Agreement” has the meaning given to such term in the Original Credit Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Major Non-Controlling Collateral Agent” means, with respect to any Shared Collateral, the Priority Debt Representative (other than the Credit Agreement Agent) of the Series of Priority Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Priority Obligations (excluding the Series of Credit Agreement Obligations) with respect to such Shared Collateral.

“Modification” has the meaning set forth in Section 4.2(e)(i).

“Mortgage” has the meaning set forth in Section 4.2(e)(i).

“Mortgaged Property” has the meaning set forth in Section 4.2(e)(i).

“Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, any Priority Debt Representative that is not the Controlling Collateral Agent at such time with respect to such Shared Collateral.

“Non-Controlling Collateral Agent Enforcement Date” means, with respect to any Non-Controlling Collateral Agent, the date which is ninety (90) days (throughout which ninety (90) day period such Non-Controlling Collateral Agent was the Major Non-Controlling Collateral Agent) after the occurrence of both (a) a Priority Debt Default under the Priority Debt Documents under which such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent, but only for so long as such Priority Debt Default is continuing and (b) the Controlling Collateral Agent’s and each other Priority Debt Representative’s receipt of written notice from such Non-Controlling Collateral Agent certifying that (i) such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent and that a Priority Debt Default under the Priority Debt Documents under which such Non-Controlling Collateral Agent is the Priority Debt Representative has occurred and is continuing and (ii) the Priority Obligations of the Series with respect to which such Non-Controlling Collateral Agent is the Priority Debt Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Priority Debt Documents; provided that the Non-Controlling Collateral Agent Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (x) at any time the Controlling Collateral Agent has commenced and is diligently pursuing any enforcement action or (y) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Notes” has the meaning set forth in the recitals.

“Notes Collateral Agent” means the Original Notes Collateral Agent and, from and after the execution of a Substitute Indenture, the agent, collateral agent, trustee or other representative of the lenders or holders of the indebtedness and other obligations evidenced thereunder or governed thereby, in each case, together with its successors in such capacity.

“Notes Documents” means the Indenture, the Notes, the Note Security Documents and all other notes documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, the Indenture.

“Notes Obligations” means all unpaid principal of and accrued and unpaid interest on any Debt under the Indenture, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any Grantor to any of the Notes Secured Parties or any indemnified party, individually or collectively, existing on the date hereof or arising hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under any Notes Document or in respect of any of the notes issued or reimbursement or other obligations incurred or other instruments at any time evidencing any thereof, including the “Obligations” under and as defined in the Original Indenture.

“Notes Secured Parties” means, at any time, the Notes Collateral Agent, each holder of Notes, and each other holder of Notes Obligations (including pursuant to a Substitute Indenture), including the “Notes Secured Parties” under and as defined in the Original Indenture.

“Note Security Documents” means any security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, or agreements which grant or transfer a Lien or security interest, now existing or entered into after the date hereof, executed and delivered by the Borrower or any other Grantor creating (or purporting to create) a Lien in favor of the Notes Collateral Agent, including the “Note Security Documents” under and as defined in the Indenture, to secure the Notes Obligations.

“Officer’s Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Borrower by an authorized officer of the Borrower (any certifications or representations therein in such authorized officer’s capacity and not in his or her individual capacity), including:

(a)       a statement that the Person making such certificate has read such covenant or condition;

(b)       a statement that, in the opinion of such Person (in such Person’s capacity as an officer and not in his or her individual capacity), he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(c)       a statement as to whether or not, in the opinion of such Person (in such Person’s capacity as an officer and not in his or her individual capacity), such condition or covenant has been satisfied.

“Original Credit Agreement” has the meaning set forth in the recitals.

“Original Credit Agreement Agent” has the meaning set forth in the preamble.

“Original Indenture” has the meaning set forth in the recitals.

“Original Notes Collateral Agent” has the meaning set forth in the preamble.

“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership (general or limited), limited liability company, individual or family trusts, or government or any agency or political subdivision thereof.

“Possessory Collateral” means any Shared Collateral in the possession or control of any Priority Debt Representative (or its agents or bailees), to the extent that possession or control thereof perfects a Lien thereon under the UCC, including, for the avoidance of doubt, any Shared Collateral constituting deposit accounts, securities accounts and amounts on deposit therein.

“Priority Debt Default” means (a) the occurrence and continuance of any “Event of Default” or similar term under and as defined in any of (i) the Credit Agreement, (ii) the Indenture or (iii) any other Priority Debt Document, or (b) any other event or condition that, under the terms of any Priority Debt Document causes, or permits holders of such Priority Obligations to cause, such Priority Obligations to become immediately due and payable, in each case, after all applicable notices have been given and all applicable grace periods have expired under such Priority Debt Documents.

“Priority Debt Documents” means (a) the Credit Agreement Documents, (b) the Notes Documents and (c) any Additional Priority Debt Documents.

“Priority Debt Representative” means (a) the Credit Agreement Agent, (b) the Notes Collateral Agent and (c) any Additional Priority Debt Representative.

“Priority Lien” means a Lien granted, or purported to be granted, by a Security Document to any Priority Debt Representative, at any time, upon any property of any Grantor to secure the applicable Priority Obligations.

“Priority Obligations” means (a) the Credit Agreement Obligations, (b) the Notes Obligations and (c) each Series of Additional Priority Obligations.

“Proceeds” has the meaning set forth in Section 2.1(a).

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Parties” means (a) the Credit Agreement Secured Parties, (b) the Notes Secured Parties and (c) any Additional Secured Parties.

“Security Documents” means (a) the Credit Agreement Security Documents, (b) the Note Security Documents and (c) any Additional Priority Debt Security Documents.

“Senior Collateral Agent” has the meaning set forth in Section 3.1(a).

“Series” means (a) with respect to the Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Notes Secured Parties (in their capacity as such) and (iii) the Additional Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Priority Debt Representative (in its capacity as such for such Additional Secured Parties) and (b) with respect to any Priority Obligations, each of (i) the Credit Agreement Obligations, (ii) the Notes Obligations and (iii) the Additional Priority Obligations incurred pursuant to any Additional Priority Debt or any related Additional Priority Debt Documents, which pursuant to any Intercreditor Agreement Joinder, the holders thereof are to be represented hereunder by a common Priority Debt Representative (in its capacity as such for such holders of such Additional Priority Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Priority Obligations (or their respective Priority Debt Representatives) hold a valid and perfected security interest at such time. If more than two Series of Priority Obligations are outstanding at any time and the holders of less than all Series of Priority Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Priority Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series of Priority Obligations which does not have a valid and perfected security interest in such Collateral at such time.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Substitute Credit Agreement” means any agreement evidencing any Debt Facility with respect to which the requirements of Section 4.2(a) have been satisfied and that Refinances the Original Credit Agreement or any other Substitute Credit Agreement.

“Substitute Indenture” means any agreement evidencing any Debt Facility with respect to which the requirements of Section 4.2(a) have been satisfied and that Refinances the Original Indenture or any other Substitute Indenture.

“Substitute Priority Debt Designation” means a written designation in substantially the form of Exhibit A-1.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a Swap Agreement.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code or any other similar law as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code or such other similar law as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to the creation or perfection of security interests and priority or remedies with respect thereto.

Section 1.2        Other Definition Provisions.

(a)       The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Exhibit references, are to this Agreement unless otherwise specified. References to any Exhibit shall mean such Exhibit as amended or supplemented from time to time in accordance with this Agreement.

(b)       The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)       The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein shall mean payment in cash in immediately available funds.

(d)       The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

(e)       All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

(f)       All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.

(g)       Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of any Priority Debt Document (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement as amended or modified from time to time if such amendment or modification has been made in accordance with the Priority Debt Documents. Unless otherwise set forth herein, references to principal amount shall include, without duplication, any reimbursement obligations with respect to a letter of credit and the face amount thereof (whether or not such amount is, at the time of determination, drawn or available to be drawn).

This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.

Section 1.3       Impairments. It is the intention of the Secured Parties of each Series that the holders of Priority Obligations of such Series (and not the Secured Parties of any other Series) bear the risk of (a) any determination by a court of competent jurisdiction that (i) any of the Priority Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Priority Obligations), (ii) any of the Priority Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Priority Obligations and/or (iii) any intervening security interest exists securing any other obligations (other than another Series of Priority Obligations) on a basis ranking prior to the security interest of such Series of Priority Obligations but junior to the security interest of any other Series of Priority Obligations or (b) the existence of any Collateral for any other Series of Priority Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (a) or (b) with respect to any Series of Priority Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to Mortgaged Properties (as defined in the Credit Agreement) which applies to all Priority Obligations shall not be deemed to be an Impairment of any Series of Priority Obligations. In the event of any Impairment with respect to any Series of Priority Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Priority Obligations, and the rights of the holders of such Series of Priority Obligations (including, without limitation, the right to receive distributions in respect of such Series of Priority Obligations pursuant to Section 2.1) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Priority Obligations subject to such Impairment. Additionally, in the event the Priority Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Priority Obligations or the Priority Debt Documents governing such Priority Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II
PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED collateral

Section 2.1        Priority of Claims.

(a)       Subject to Section 1.3, if a Priority Debt Default has occurred and is continuing, and the Controlling Collateral Agent is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of the Borrower or any other Grantor or any Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Priority Debt Representative or any Secured Party and proceeds of any such distribution (all such payments, distributions, and proceeds of any sale, collection or other liquidation of any Shared Collateral and all such payments and proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied:

FIRST, to the payment of all amounts due and payable to each Priority Debt Representative (in its capacity as such) or any co-trustee or agent of such Priority Debt Representative in connection with performing its obligations under any Priority Debt Document or this Agreement (including, but not limited to, indemnification obligations arising under this Agreement or any Security Document that are then due and payable);

SECOND, to the respective Priority Debt Representatives, on a pro rata basis, for each Series of Priority Obligations that are secured by such Shared Collateral for application to the payment of all such outstanding Priority Obligations (for application to Priority Obligations of a given Series in such order as may be provided in the Priority Debt Documents applicable to such Series of Priority Obligations) in an amount sufficient to cause the Discharge of Priority Obligations (including, for the avoidance of doubt, all interest and fees accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding); and

THIRD, any surplus remaining after the Discharge of Priority Obligations will be paid to the Borrower or the applicable Grantor, as the case may be, its successors or assigns, or to whosoever may be lawfully entitled to receive the same pursuant to the Junior Lien Intercreditor Agreement, if in effect, or otherwise, to such other Persons as may be entitled to such amounts under applicable law or as a court of competent jurisdiction may direct.

Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Secured Party) has a Lien or security interest that is junior in priority to the security interest of any Series of Priority Obligations, after giving effect to the Junior Lien Intercreditor Agreement, if applicable, but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Priority Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Priority Obligations with respect to which such Impairment exists. If, despite the provisions of this Section 2.1(a), any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Priority Obligations to which it is then entitled in accordance with this Section 2.1(a), such Secured Party shall hold such payment or recovery in trust for the benefit of all Secured Parties for distribution in accordance with this Section 2.1(a).

(b)       It is acknowledged that the Priority Obligations of any Series may, subject to the limitations set forth in the then extant Priority Debt Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.1(a) or the provisions of this Agreement defining the relative rights of the Secured Parties of any Series.

(c)       Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Priority Obligations granted on the Shared Collateral and notwithstanding any provision of the UCC of any jurisdiction, or any other applicable law or the Priority Debt Documents or any defect or deficiencies in the Liens securing the Priority Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.3), each Secured Party hereby agrees that (i) the Liens securing each Series of Priority Obligations on any Shared Collateral shall be of equal priority and (ii) the benefits and proceeds of the Shared Collateral shall be shared among the Secured Parties as provided herein.

Section 2.2        Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a)       With respect to any Shared Collateral, (i) only the Controlling Collateral Agent shall act or refrain from acting with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to such Shared Collateral) and (ii) no Non-Controlling Collateral Agent or other Non-Controlling Secured Party shall or shall instruct the Controlling Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, such Shared Collateral (including with respect to any intercreditor agreement with respect to such Shared Collateral), whether under any Security Document, applicable law or otherwise, it being agreed that only the Controlling Collateral Agent shall be entitled to take any such actions or exercise any such remedies with respect to such Shared Collateral; provided that, notwithstanding the foregoing, (A) in any Insolvency or Liquidation Proceeding, any Priority Debt Representative or any other Secured Party may file a proof of claim or statement of interest with respect to the Priority Obligations owed to such Secured Parties; (B) any Priority Debt Representative or any other Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of such Secured Parties, provided that no such action is, or could reasonably be expected to be, (x) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Controlling Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (y) otherwise inconsistent with the terms of this Agreement; and (C) any Priority Debt Representative or any other Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of such Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of this Agreement. Notwithstanding the equal priority of the Liens on the Shared Collateral, the Controlling Collateral Agent may deal with the Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Shared Collateral. No Non-Controlling Collateral Agent or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent or Controlling Secured Party or any other exercise by the Controlling Collateral Agent or Controlling Secured Party of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any Secured Party or Priority Debt Representative with respect to any Collateral not constituting Shared Collateral.

(b)       Each Priority Debt Representative and the Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement.

(c)       Each of the Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Secured Parties in all or any part of the Collateral, the allowability of any claims asserted with respect thereto or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Priority Debt Representative or any other Secured Party to enforce this Agreement.

Section 2.3        No Interference; Payment Over.

(a)       Each Secured Party agrees that (i) it will not challenge, or support any other Person in challenging, in any proceeding (including any Insolvency or Liquidation Proceeding) the validity or enforceability of any Priority Obligations of any Series or any Security Document or the validity, attachment, perfection or priority of any Lien under any Security Document or the allowability of any claims asserted with respect thereto, or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Controlling Collateral Agent, (iii) it will not institute in any Insolvency or Liquidation Proceeding or other proceeding any claim against the Controlling Collateral Agent or any other Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Collateral Agent or any other Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent or other Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (iv) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Shared Collateral and (v) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Priority Debt Representative or any other Secured Party to enforce this Agreement.

(b)       Each Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of Priority Obligations with respect to such Shared Collateral, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Secured Parties that have a security interest in such Shared Collateral and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Controlling Collateral Agent, to be distributed in accordance with the provisions of Section 2.1 hereof.

Section 2.4        Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a)       This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding under the Bankruptcy Code or any other Bankruptcy Law or similar law by or against the Borrower or any of its Subsidiaries. The parties hereto acknowledge that the provisions of this Agreement are intended to be enforceable as contemplated by Section 510(a) of the Bankruptcy Code and similar provisions of other Bankruptcy Laws.

(b)       If the Borrower and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code or any other applicable Bankruptcy Law and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law and/or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) and/or to any use of cash collateral that constitutes Shared Collateral unless the Controlling Collateral Agent shall then oppose or object to such DIP Financing or such DIP Financing Liens and/or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Priority Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other Secured Parties (other than any Liens of the Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Secured Parties of each Series are granted Liens on any additional collateral pledged to any Secured Parties as adequate protection or otherwise in connection with such DIP Financing and/or use of cash collateral, with the same priority vis-a-vis the Secured Parties (other than any Liens of the Secured Parties constituting DIP Financing Liens) as set forth in this Agreement, (C) if any amount of such DIP Financing and/or cash collateral is applied to repay any of the Priority Obligations, such amount is applied pursuant to Section 2.1 of this Agreement, and (D) if any Secured Parties are granted adequate protection with respect to Priority Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.1 of this Agreement; provided that the Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Secured Parties of such Series or its Priority Debt Representative that shall not constitute Shared Collateral; provided, further, that the Secured Parties receiving adequate protection shall not object to any other Secured Party receiving adequate protection comparable to any adequate protection granted to such Secured Parties in connection with a DIP Financing and/or use of cash collateral.

Section 2.5        Reinstatement. In the event that any of the Priority Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Priority Obligations shall again have been paid in full in cash.

Section 2.6        Insurance. As between the Secured Parties, the Controlling Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

Section 2.7         Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a)       The Controlling Collateral Agent acknowledges and agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Shared Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.7; provided that at any time after the Discharge of Priority Obligations of the Series for which the Controlling Collateral Agent is acting, the Controlling Collateral Agent shall (at the sole cost and expense of the Grantors), promptly deliver all Possessory Collateral to the successor Controlling Collateral Agent (after giving effect to the Discharge of Priority Obligations of such Series) together with any necessary endorsements reasonably requested by the successor Controlling Collateral Agent (or make such other arrangements as shall be reasonably requested by the successor Controlling Collateral Agent to allow the successor Controlling Collateral Agent to obtain control of such Possessory Collateral). Pending delivery to the Controlling Collateral Agent, each other Priority Debt Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.7.

(b)       The duties or responsibilities of the Controlling Collateral Agent and each other Priority Debt Representative under this Section 2.7 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Secured Party for purposes of perfecting the Lien held by such Secured Parties therein.

ARTICLE III
THE CONTROLLING COLLATERAL AGENT

Section 3.1        Appointment and Authority.

(a)       Each of the Secured Parties hereby irrevocably appoints and authorizes the Controlling Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Controlling Collateral Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. Each of the Secured Parties also authorizes the Controlling Collateral Agent to, if applicable, execute and deliver the Junior Lien Intercreditor Agreement in the capacity as “Senior Representative,” or the equivalent agent, however referred to for the Secured Parties under such agreement (the “Senior Collateral Agent”) and authorizes the Controlling Collateral Agent, in accordance with the provisions of this Agreement, to take such actions on its behalf and to exercise such powers as are delegated to, or otherwise given to, the Senior Collateral Agent by the terms of the Junior Lien Intercreditor Agreement, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Controlling Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Controlling Collateral Agent pursuant to the applicable Priority Debt Documents for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Controlling Collateral Agent, shall be entitled to the benefits of all provisions of this Article III and Article VIII of the Credit Agreement and the equivalent provision of any Notes Document and any Additional Priority Debt Document (as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” named therein) as if set forth in full herein with respect thereto. Without limiting the foregoing, each of the Secured Parties, and each Priority Debt Representative, hereby agrees to provide such cooperation and assistance as may be reasonably requested by the Controlling Collateral Agent to facilitate and effect actions taken or intended to be taken by the Controlling Collateral Agent pursuant to this Article III, such cooperation to include execution and delivery of notices, instruments and other documents as are reasonably deemed necessary by the Controlling Collateral Agent to effect such actions, and joining in any action, motion or proceeding initiated by the Controlling Collateral Agent for such purposes.

(b)       Each Non-Controlling Secured Party acknowledges and agrees that the Controlling Collateral Agent shall be entitled, for the benefit of the Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Security Documents, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of such Priority Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Collateral Agent or any other Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Priority Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any of the Priority Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Secured Parties waives any claim it may now or hereafter have against the Controlling Collateral Agent or the Priority Debt Representative for any other Series of Priority Obligations or any other Secured Party of any other Series arising out of (i) any actions that do not violate this Agreement which any Priority Debt Representative or any Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Priority Obligations from any account debtor, guarantor or any other party) in accordance with the Security Documents or any other agreement related thereto or to the collection of the Priority Obligations or the valuation, use, protection or release of any security for the Priority Obligations, (ii) any election by any Priority Debt Representative or any holders of Priority Obligations, in any Insolvency or Liquidation Proceeding of the application of Section 1111(b) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or (iii) subject to Section 2.4, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, any Grantor or any of its Subsidiaries, as debtor-in-possession.

Section 3.2        Rights as a First Lien Secured Party. The Person serving as the Controlling Collateral Agent hereunder shall have the same rights and powers in its capacity as a Secured Party under any Series of Priority Obligations that it holds as any other Secured Party of such Series and may exercise the same as though it were not the Controlling Collateral Agent and the term “Secured Party” or “Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties,” “Notes Secured Party,” “Notes Secured Parties,” “Additional Secured Party” or “Additional Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Controlling Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any Subsidiary or other Affiliate thereof as if such Person were not the Controlling Collateral Agent hereunder and without any duty to account therefor to any other Secured Party.

Section 3.3        Exculpatory Provisions. The Controlling Collateral Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Controlling Collateral Agent:

(a)       shall not be subject to any fiduciary or other implied duties, regardless of whether Priority Debt Default has occurred and is continuing;

(b)       shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby; provided that the Controlling Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Controlling Collateral Agent to liability or that is contrary to this Agreement or applicable law;

(c)       shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Affiliates that is communicated to or obtained by the Person serving as the Controlling Collateral Agent or any of its Affiliates in any capacity;

(d)       shall not be liable for any action taken or not taken by it (i) in the absence of its own gross negligence or willful misconduct or (ii) in reliance on a certificate of an authorized officer of the Borrower stating that such action is permitted by the terms of this Agreement. The Controlling Collateral Agent shall be deemed not to have knowledge of any Priority Debt Default under any Series of Priority Obligations unless and until notice describing such Priority Debt Default and referencing applicable agreement is given to the Controlling Collateral Agent;

(e)       shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Priority Debt Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral for any Series of Priority Obligations, or (vi) the satisfaction of any condition set forth in any Priority Debt Document, other than to confirm receipt of items expressly required to be delivered to the Controlling Collateral Agent; and

(f)       need not segregate money held hereunder from other funds except to the extent required by applicable law; the Controlling Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing.

Section 3.4        Determinations with Respect to Amounts of Liens and Obligations. Whenever any Priority Debt Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Priority Obligations of any Series, or the Shared Collateral subject to any Lien securing the Priority Obligations of any Series, it may request that such information be furnished to it in writing by each other Priority Debt Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if any Priority Debt Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Priority Debt Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. Each Priority Debt Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other Person as a result of such determination. Each Priority Debt Representative will permit each other Priority Debt Representative and each Secured Party upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received or delivered by the applicable Priority Debt Representative in its capacity as such.

ARTICLE IV
RELEASE OF LIENS; ADDITIONAL PRIORITY OBLIGATIONS

Section 4.1        Release of Liens.

(a)       If, at any time, a Priority Debt Default exists and the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each Priority Debt Representative for the benefit of each Series of Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any Proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.1 hereof.

(b)       Each of the Secured Parties irrevocably authorizes the applicable Priority Debt Representative, at its option and in its discretion, to release any Lien on any property granted to or held by such Priority Debt Representative under any Security Document in accordance with Section 4.1(a) or upon receipt of an Officer’s Certificate from the Borrower certifying that the release of such Lien is permitted by the terms of each then extant Priority Debt Document. Each Priority Debt Representative, for itself and on behalf of the applicable Secured Parties agrees that, in the event any Priority Debt Representative releases its Lien on any Collateral in accordance with this Section 4.1(b), the Lien on such Collateral in favor of each other Priority Debt Representative shall terminate and be released automatically and without further action.

(c)       Each Priority Debt Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Controlling Collateral Agent or the Borrower to evidence and confirm any release of Collateral provided for in this Section 4.1.

Section 4.2        Substitute Priority Debt; Additional Priority Debt.

(a)       The Priority Obligations may be Refinanced by any Debt Facility without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Priority Debt Document) of any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof, in each case, in accordance with the terms of each Priority Debt Document. The Borrower may only effect such Refinancing by delivering to each Priority Debt Representative a Substitute Priority Debt Designation. On or prior to the incurrence of such Substitute Credit Agreement or Substitute Indenture, as applicable, the applicable Priority Debt Representative for such Substitute Credit Agreement or Substitute Indenture shall deliver an Intercreditor Agreement Joinder to each then existing Priority Debt Representative. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow any Grantor to incur additional indebtedness or Liens if prohibited by the terms of any Priority Debt Documents.

(b)       The Borrower will be permitted to designate as Additional Priority Debt hereunder any Debt that is incurred by any Grantor after the date of this Agreement in accordance with the terms of each Priority Debt Document. The Borrower may only effect such designation by delivering to each Priority Debt Representative an Additional Priority Debt Designation. On or prior to the incurrence of such Additional Priority Debt, the applicable Additional Priority Debt Representative for such Series of Additional Priority Obligations shall deliver an Intercreditor Agreement Joinder to each then existing Priority Debt Representative. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow any Grantor to incur additional indebtedness or Liens if prohibited by the terms of any Priority Debt Documents.

(c)       Notwithstanding the foregoing, (i) the incurrence of revolving credit obligations under commitments that have previously been designated as Priority Obligations, (ii) the issuance of letters of credit and incurrence of reimbursement obligations in respect thereof under commitments that have previously been designated as Priority Obligations and (iii) the obtaining of Incremental Commitments and/or the incurrence of Incremental Loans (each as defined in the Original Credit Agreement or any functionally equivalent term in the Credit Agreement) under the Credit Agreement or the incurrence of any incremental facilities under any other Debt Facility that constitutes Additional Priority Debt shall, in each case, automatically constitute Priority Obligations and shall not require compliance with the procedures set forth in Section 4.2(a) and Section 4.2(b).

(d)       With respect to any Substitute Credit Agreement, Substitute Indenture or Additional Priority Debt that is issued or incurred after the date hereof, each Grantor agrees to take such actions (if any) as necessary or as otherwise may from time to time reasonably be requested by the Controlling Collateral Agent and enter into such technical amendments, modifications and/or supplements to the then existing Security Documents (or execute and deliver such additional Security Documents) as may from time to time be reasonably requested by the Controlling Collateral Agent (including as contemplated by clause (e) below), to ensure that such Series of Priority Obligations is secured by, and entitled to the benefits of, the relevant Security Documents, and each Secured Party (by its acceptance of the benefits hereof and the execution of this Agreement) hereby agrees to, and authorizes each Priority Debt Representative to enter into, any such technical amendments, modifications and/or supplements (and additional Security Documents). Each Grantor hereby further agrees that, if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 4.2(d) or Section 4.2(e), all such amounts shall be paid by, and shall be for the account of, the Grantors, on a joint and several basis.

(e)       Without limitation of the foregoing, each Grantor agrees that, with respect to any real property Collateral subject to any Substitute Credit Agreement, Substitute Indenture or Additional Priority Debt, each applicable Grantor shall enter into and deliver to each applicable Priority Debt Representative (a) a mortgage modification (each such modification, a “Modification”) or new mortgage or deed of trust (only to the extent a new mortgage or deed of trust is required to effect such Modification) with regard to each real property located in the United States of America in substantially the same form as the Mortgages (as defined in the Original Credit Agreement) subject to a mortgage or deed of trust (each such mortgage or deed of trust a “Mortgage,” and each such property a “Mortgaged Property”), with such changes as may be required to account for local law matters, at the time of such incurrence, in proper form for recording in all applicable jurisdictions, in a form and substance reasonably satisfactory to the applicable Priority Debt Representative, and each applicable Grantor is jointly and severally liable to pay all filing and recording fees and taxes, documentary stamp taxes and other taxes, charges and fees, if any, necessary for filing or recording in the recording office of each jurisdiction where such real property to be encumbered thereby is situated, (ii) a date down endorsement or similar title product to each existing title insurance policy (or in the case of a new mortgage or deed of trust a new title insurance policy) each in a form and substance reasonably satisfactory to the applicable Priority Debt Representative; (iii) executed legal opinions as to the enforceability of each Mortgage or Modification (as applicable) in a form and substance reasonably satisfactory to the applicable Priority Debt Representative and (iv) such affidavits, certificates, flood documentation as shall be reasonably requested by the applicable Priority Debt Representative.

ARTICLE V
MISCELLANEOUS PROVISIONS

Section 5.1        Amendments.

(a)       Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Intercreditor Agreement Joinder in accordance with the terms hereof) except pursuant to an agreement or agreements in writing entered into by each Priority Debt Representative (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of the Borrower or any other Grantor, with the consent of the Borrower).

(b)       Notwithstanding the foregoing, without the consent (except to the extent a consent is otherwise required under any Priority Debt Document) of any Secured Party, any Credit Agreement Agent under a Substitute Credit Agreement, Notes Collateral Agent under any Substitute Indenture or any Additional Priority Debt Representative may become a party hereto by execution and delivery of an Intercreditor Agreement Joinder in accordance with Section 4.2 and upon such execution and delivery, such additional Priority Debt Representative and the Secured Parties and Priority Obligations of the Series for which such additional Priority Debt Representative is acting shall be subject to the terms hereof.

(c)       Notwithstanding the foregoing, without the consent of any other Priority Debt Representative or Secured Party, the Controlling Collateral Agent and the Borrower may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any additional Priority Obligations in compliance with the Priority Debt Documents.

Section 5.2        Successors and Assigns. Except in connection with a transaction permitted by the Priority Debt Documents, neither the Borrower nor any other Grantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Borrower and the other Grantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Priority Debt Representative and each present and future holder of Priority Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

Section 5.3        Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Section 5.4         Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Borrower or any other Grantor:

DT Midstream, Inc.

500 Woodward Ave., Suite 2900

Detroit, MI 48226-1279

Attention: Edward Solomon

Email: edward.solomon@dtmidstream.com

Telephone: (313) 235-1897

With a copy to:

Shearman & Sterling LLP

800 Capitol Street

Suite 2200

Houston, TX 77002

Attention: Bill Nelson and Emily Leitch

Email: Bill.Nelson@Shearman.com; Emily.Leitch@Shearman.com

DT Midstream, Inc.

500 Woodward Ave., Suite 2900

Detroit, MI 48226-1279

Attention: General Counsel

Email: wendy.ellis@dtmidstream.com; andrew.hayner@dtmidstream.com

If to the Credit Agreement Agent:

Barclays Bank PLC

745 Seventh Avenue, 8th Floor

New York, NY 10019

Telephone: 212-526-9531

Fax: 212-526-5115

Email: Nicholas.Sibayan@barclays.com

If to the Notes Collateral Agent:

U.S. Bank Trust Company, National Association

535 Griswold Street, Suite 550

Detroit, Michigan 48226

Facsimile No.: (313) 963-9428

Attention: Global Corporate Trust

Email: james.kowalski@usbank.com

Telephone: (313) 234-4716

and if to any other Priority Debt Representative, to such address as it may specify by written notice to the parties named above in the applicable Intercreditor Agreement Joinder.

Any of the foregoing parties may specify a different or an additional address to which notices should be sent under this Agreement by sending other parties written notice of the new or additional address in the manner provided in this Section.

All notices and communications will be transmitted by electronic mail, telecopy or by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant electronic mail address, fax number or address set forth above or, as to holders of Priority Obligations, its contact information shown on the register kept by the office or agency where the relevant Priority Obligations may be presented for registration of transfer or for exchange. Failure to transmit a notice or communication to a holder of Priority Obligations or any defect in it will not affect its sufficiency with respect to other holders of Priority Obligations.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

Section 5.5        Notice Following Discharge of Priority Obligations. Promptly following the Discharge of Priority Obligations with respect to one or more Series of Priority Obligations, each Priority Debt Representative with respect to each applicable Series of Priority Obligations that is so discharged will provide written notice of such discharge to each other Priority Debt Representative.

Section 5.6        Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertakings set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

Section 5.7        Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 5.8        Section Headings. The section headings and Table of Contents used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 5.9        Obligations Secured. All obligations of the Grantors set forth in or arising under this Agreement will be Priority Obligations and are secured by all Liens granted by the Security Documents.

Section 5.10      Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

Section 5.11      Consent to Jurisdiction; Service of Process.

(a)       Each party hereto hereby irrevocably and unconditionally submits for themselves and their property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any shall affect any right that any party hereto or Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any other party or its properties in the courts of any jurisdiction.

(b)       Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.4. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 5.12      WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 5.13      Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

Section 5.14      Additional Grantors. The Borrower will cause each Subsidiary of the Borrower that hereafter grants any Lien or security interest pursuant to any Security Document to secure any Series of Priority Obligations or is required by any Priority Debt Document to become a party to this Agreement, to become a party to this Agreement, for all purposes of this Agreement, by causing such Subsidiary to execute and deliver to the Priority Debt Representatives an Intercreditor Agreement Joinder, whereupon such Subsidiary will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof.

Section 5.15      Continuing Nature of this Agreement. This Agreement will be reinstated if at any time any payment or distribution in respect of any of the Priority Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any Secured Party or Priority Debt Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise).

Section 5.16      Rights and Immunities of Priority Debt Representatives. The Credit Agreement Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in the Credit Agreement, the Notes Collateral Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture and any Additional Priority Debt Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the applicable Additional Priority Debt Documents, in each case as if specifically set forth herein. In no event will any Priority Debt Representative be liable for any act or omission on the part of the Grantors or any other Priority Debt Representative hereunder.

Section 5.17      Modification of Security Documents.

(a)       No Priority Debt Representative will enter into any amendment, supplement or waiver of any Security Document unless it has received an Officer’s Certificate certifying that such amendment, supplement or waiver will not result in a breach of any provision or covenant contained in any of the Priority Debt Documents.

(b)       For the avoidance of doubt, an Intercreditor Agreement Joinder (and any amendments or supplements to the Security Documents required in connection with such Intercreditor Agreement Joinder) entered into in accordance with the terms hereof shall not constitute an amendment, supplement or waiver for purposes of this Section 5.17.

Section 5.18     Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another. None of the Borrower, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.1, Section 2.4, Section 2.7, Section 4.1 or Section 4.2(d) and (e)) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement, the Indenture or any Additional Priority Debt Documents), and none of the Borrower or any other Grantor may rely on the terms hereof (other than Section 2.4, Section 2.7 or Section 4.1). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Priority Obligations as and when the same shall become due and payable in accordance with their terms.

Section 5.19      Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Credit Agreement Agent represents and warrants that this Agreement is binding upon the Credit Agreement Secured Parties. The Notes Collateral Agent represents and warrants that this Agreement is binding upon the Notes Secured Parties.

Section 5.20      Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Priority Debt Documents, the provisions of this Agreement shall control.

Section 5.21      Further Assurances. Each Priority Debt Representative, on behalf of itself and each Secured Party under the applicable Series of Priority Obligations, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

Section 5.22      Credit Agreement Agent and Notes Collateral Agent. It is understood and agreed that (a) the Credit Agreement Agent is entering into this Agreement in its capacity as administrative agent and collateral agent under the Credit Agreement and the provisions of Article VIII of the Credit Agreement applicable to it as administrative agent and collateral agent thereunder shall also apply to it as Controlling Collateral Agent hereunder and (b) the Notes Collateral Agent is entering in this Agreement in its capacity as trustee and collateral agent under the Indenture and as collateral agent under the Note Security Documents and the provisions of the Indenture and the Note Security Documents granting or extending any rights, protections, privileges, indemnities and immunities to the trustee or collateral trustee thereunder shall also apply to the Notes Collateral Agent hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Pari Passu Intercreditor Agreement to be executed by their respective officers or representatives as of the day and year first written above.

Very truly yours,
DT Midstream, Inc.

By:	/s/ Jeffrey A. Jewell
Name: Jeffrey A. Jewell
Title: Executive Vice President & Chief Financial Officer

[Signature Page to Intercreditor Agreement]

DT MIDSTREAM HOLDINGS, LLC

DTM GAS STORAGE COMPANY

WASHINGTON 10 STORAGE CORPORATION

DTM PIPELINE COMPANY

BLUESTONE PIPELINE COMPANY OF PENNSYLVANIA, LLC

SUSQUEHANNA GATHERING COMPANY I, LLC

DTM APPALACHIA HOLDINGS, LLC

DTM APPALACHIA GATHERING, LLC

DTM SERIES B HOLDINGS, LLC

DTM LOUISIANA MIDSTREAM HOLDINGS 1, LLC

DTM LOUISIANA MIDSTREAM HOLDINGS 2, LLC

DTM LOUISIANA MIDSTREAM, LLC

DTM LOUISIANA GATHERING, LLC

DTM LEAP GAS GATHERING, LLC

DTM GEN6 PROPPANTS, LLC

DTM SPECIALIZED WATER SERVICE, LLC

DTM MICHIGAN GATHERING HOLDING COMPANY

DTM MICHIGAN GATHERING COMPANY

SAGINAW BAY PIPELINE COMPANY

MICHIGAN LATERAL COMPANY

DTM VECTOR COMPANY

DTM VECTOR II COMPANY

DTM NEXUS, LLC

DTM NEXUS HOLDINGS, LLC

DTM MILLENNIUM COMPANY

By:	/s/ Jeffrey A. Jewell
Name: Jeffrey A. Jewell
Title: Executive Vice President & Chief Financial Officer

[Signature Page to Intercreditor Agreement]

BARCLAYS BANK PLC,
as Credit Agreement Agent

By:	/s/ Adam Schnapper
Name: Adam Schnapper
Title: Managing Director

[Signature Page to Intercreditor Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Notes Collateral Agent

By:	/s/ James Kowalski
Name: James Kowalski
Title: Vice President

[Signature Page to Intercreditor Agreement]

EXHIBIT A-1

[FORM OF]

SUBSTITUTE PRIORITY DEBT DESIGNATION

_________, 2022

Reference is made to the Pari Passu Intercreditor Agreement dated as of April 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Intercreditor Agreement”), among DT Midstream, Inc. (the “Borrower”), the other Grantors from time to time party thereto, Barclays Bank PLC, as the Credit Agreement Agent, and U.S. Bank Trust Company, National Association, as the Notes Collateral Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Intercreditor Agreement. This Substitute Priority Debt Designation is being executed and delivered in order to designate an additional Debt Facility as [Credit Agreement][Notes] Obligations and Priority Obligations entitled to the benefit of the Intercreditor Agreement in accordance with Section 4.2(a) of the Intercreditor Agreement.

The undersigned, the duly appointed [specify title] of the Borrower hereby certifies on behalf of the Borrower, in [his/her] capacity as an [officer] of Borrower and not in [his/her] individual capacity, that:

(1)       the Borrower intends to incur an additional Debt Facility as [Credit Agreement][Notes] Obligations that will Refinance the existing [Credit Agreement][Notes] Obligations (the “Substitute Priority Debt”);

(2)       such Substitute Priority Debt is permitted by each Priority Debt Document to be secured by a Priority Lien equally and ratably with all previously existing and future Priority Obligations;

(3)       the name and address of the [Credit Agreement Agent][Notes Collateral Agent] with respect to such Substitute Priority Debt for purposes of the Intercreditor Agreement (including Section 5.4 thereof) is:

Name: Address: Telephone:

Fax:

(4)       Each Grantor has duly authorized and executed or will execute (if applicable) all relevant documents, filings and recordations to ensure that the Priority Obligations under such Substitute Priority Debt are secured by such Grantor’s right, title and interest in the Collateral in accordance with the Security Documents;

(5)       Attached hereto are true and complete copies of each of the Priority Debt Documents relating to such Substitute Priority Debt as in effect on the date hereof.

Exhibit A-1-1

IN WITNESS WHEREOF, this Substitute Priority Debt Designation is duly executed by the undersigned as of the date first written above.

DT Midstream, Inc.

By:
Name:
Title:

Exhibit A-1-2

EXHIBIT A-2

[FORM OF]

ADDITIONAL PRIORITY DEBT DESIGNATION

_________, 2022

Reference is made to the Pari Passu Intercreditor Agreement dated as of April 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Intercreditor Agreement”), among DT Midstream, Inc. (the “Borrower”), the other Grantors from time to time party thereto, Barclays Bank PLC, as the Credit Agreement Agent, and U.S. Bank Trust Company, National Association, as the Notes Collateral Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Intercreditor Agreement. This Additional Priority Debt Designation is being executed and delivered in order to designate additional Debt as Additional Priority Obligations and Priority Obligations entitled to the benefit of the Intercreditor Agreement in accordance with Section 4.2(b) of the Intercreditor Agreement.

The undersigned, the duly appointed [specify title] of the Borrower hereby certifies on behalf of the Borrower, in [his/her] capacity as an [officer] of Borrower and not in [his/her] individual capacity, that:

(1)       the Borrower intends to incur additional Debt as Additional Priority Debt and Additional Priority Obligations;

(2)       such Additional Priority Debt and Additional Priority Obligations are permitted by each Priority Debt Document to be secured by a Priority Lien equally and ratably with all previously existing and future Priority Obligations;

(3)       the name and address of the Additional Priority Debt Representative with respect to such Additional Priority Debt for purposes of the Intercreditor Agreement (including Section 5.4 thereof) is:

Name: Address: Telephone:

Fax:

(4)       Each Grantor has duly authorized and executed or will execute (if applicable) all relevant documents, filings and recordations to ensure that the Priority Obligations under such Additional Priority Debt are secured by such Grantor’s right, title and interest in the Collateral in accordance with the Security Documents;

(5)       Attached hereto are true and complete copies of each of the Priority Debt Documents relating to such Additional Priority Debt as in effect on the date hereof.

Exhibit A-2-1

IN WITNESS WHEREOF, this Additional Priority Debt Designation is duly executed by the undersigned as of the date first written above.

DT Midstream, Inc.

By:
Name:
Title:

Exhibit A-2-2

EXHIBIT B-1

[FORM OF]

INTERCREDITOR AGREEMENT JOINDER (SUBSTITUTE PRIORITY DEBT)

_________, 2022

Reference is made to the Pari Passu Intercreditor Agreement dated as of April 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Intercreditor Agreement”), among DT Midstream, Inc. (the “Borrower”), the other Grantors from time to time party thereto, Barclays Bank PLC, as the Credit Agreement Agent and U.S. Bank Trust Company, National Association, as the Notes Collateral Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Intercreditor Agreement. This Intercreditor Agreement Joinder is being executed and delivered pursuant to Section 4.2(a) of the Intercreditor Agreement as a condition precedent to the Substitute [Credit Agreement][Indenture] and the Priority Obligations thereunder for which the undersigned is acting as [insert title] being entitled to the benefits of being [Credit Agreement][Notes] Obligations and Priority Obligations under the Intercreditor Agreement.

1.             Joinder. The undersigned, [insert name], a [insert entity type] (the “New Representative”), as [insert title] under that certain [describe applicable Substitute Credit Agreement or Substitute Indenture] hereby (a) represents that it is the [insert title] for [describe creditors] agrees to become party to the Intercreditor Agreement as the [Credit Agreement Agent][Notes Collateral Agent] and as a Priority Debt Representative for all purposes thereof on the terms set forth therein, and (b) agrees to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof. Each reference to the “[Credit Agreement Agent][Notes Collateral Agent]” and a “Priority Debt Representative” in the Intercreditor Agreement shall be deemed to include the New Representative. The Intercreditor Agreement is hereby incorporated herein by reference.

2.            Priority Confirmation. The undersigned New Representative, on behalf of itself and each holder of [Credit Agreement][Notes] Obligations in respect of the Series of Priority Obligations for which the undersigned is acting as Priority Debt Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Priority Obligations, each other existing and future Priority Debt Representative and each current and future Secured Party and as a condition to being treated as [Credit Agreement][Notes] Obligations and Priority Obligations under the Intercreditor Agreement that the New Representative and each holder of Priority Obligations of the Series for which the undersigned is acting as Priority Debt Representative are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of Proceeds from the enforcement of Priority Liens.

3.            Representations and Warranties. The undersigned New Representative represents and warrants to each Priority Debt Representative and the other Secured Parties, individually, that (a) it has full power and authority to enter into this Intercreditor Agreement Joinder, in its capacity as Priority Debt Representative under such Substitute [Credit Agreement][Indenture], (b) this Intercreditor Agreement Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and (c) the [Credit][Notes] Documents relating to such Priority Obligations provide that, upon the New Representative’s entry into this Intercreditor Agreement Joinder, the Secured Parties in respect of such Priority Obligations will be subject to and bound by the provisions of the Intercreditor Agreement as [Credit Agreement][Notes] Secured Parties.

Exhibit B-1-1

4.           Governing Law and Miscellaneous Provisions.

  (a)       The provisions of Section 5.10, Section 5.11 and Section 5.12 of the Intercreditor Agreement are hereby incorporated in this Intercreditor Agreement Joinder by reference mutatis mutandis.

  (b)       This Intercreditor Agreement Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Intercreditor Agreement Joinder shall become effective when each Priority Debt Representative shall have received a counterpart of this Intercreditor Agreement Joinder that bears the signature of the New Representative. Delivery of an executed signature page to this Intercreditor Agreement Joinder by telecopy, .pdf or other electronic imaging means shall be effective as delivery of a manually signed counterpart of this Intercreditor Agreement Joinder.

  (c)       Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

Exhibit B-1-2

IN WITNESS WHEREOF, this Intercreditor Agreement Joinder (Substitute Priority Debt) is duly executed by the undersigned as of the date first written above.

[New Representative]

By:
Name:
Title:

Address:

Exhibit B-1-3

EXHIBIT B-2

[FORM OF]

INTERCREDITOR AGREEMENT JOINDER (ADDITIONAL PRIORITY DEBT)

_________, 2022

Reference is made to the Pari Passu Intercreditor Agreement dated as of April 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Intercreditor Agreement”), among DT Midstream, Inc. (the “Borrower”), the other Grantors from time to time party thereto, Barclays Bank PLC, as the Credit Agreement Agent and U.S. Bank Trust Company, National Association, as the Notes Collateral Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Intercreditor Agreement. This Intercreditor Agreement Joinder is being executed and delivered pursuant to Section 4.2(b) of the Intercreditor Agreement as a condition precedent to the Additional Priority Debt and the Additional Priority Obligations thereunder for which the undersigned is acting as [insert title] being entitled to the benefits of being Additional Priority Obligations and Priority Obligations under the Intercreditor Agreement.

1.            Joinder. The undersigned, [insert name], a [insert entity type] (the “New Representative”), as [insert title] under that certain [describe applicable Additional Priority Debt Documents] hereby (a) represents that it is the [insert title] for [describe creditors] agrees to become party to the Intercreditor Agreement as an Additional Priority Debt Representative and as a Priority Debt Representative for all purposes thereof on the terms set forth therein, and (b) agrees to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof. Each reference to a “Priority Debt Representative” in the Intercreditor Agreement shall be deemed to include the New Representative. The Intercreditor Agreement is hereby incorporated herein by reference.

2.            Priority Confirmation. The undersigned New Representative, on behalf of itself and each holder of Priority Obligations of the Series for which the undersigned is acting as Priority Debt Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Priority Obligations, each other existing and future Priority Debt Representative and each current and future Secured Party and as a condition to being treated Additional Priority Obligations and Priority Obligations under the Intercreditor Agreement that the New Representative and each holder of Priority Obligations of the Series for which the undersigned is acting as Priority Debt Representative are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of Proceeds from the enforcement of Priority Liens.

3.            Representations and Warranties. The undersigned New Representative represents and warrants to each Priority Debt Representative and the other Secured Parties, individually, that (a) it has full power and authority to enter into this Intercreditor Agreement Joinder, in its capacity as Priority Debt Representative under such Additional Priority Debt, (b) this Intercreditor Agreement Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and (c) the Additional Priority Debt Documents relating to such Additional Priority Debt provide that, upon the New Representative’s entry into this Intercreditor Agreement Joinder, the Secured Parties in respect of such Additional Priority Obligations will be subject to and bound by the provisions of the Intercreditor Agreement as Additional Secured Parties.

Exhibit B-2-1

4.             Governing Law and Miscellaneous Provisions.

(a)       The provisions of Section 5.10, Section 5.11 and Section 5.12 of the Intercreditor Agreement are hereby incorporated in this Intercreditor Agreement Joinder by reference mutatis mutandis.

(b)       This Intercreditor Agreement Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Intercreditor Agreement Joinder shall become effective when each Priority Debt Representative shall have received a counterpart of this Intercreditor Agreement Joinder that bears the signature of the New Representative. Delivery of an executed signature page to this Intercreditor Agreement Joinder by telecopy, .pdf or other electronic imaging means shall be effective as delivery of a manually signed counterpart of this Intercreditor Agreement Joinder.

(c)       Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

Exhibit B-2-2

IN WITNESS WHEREOF, this Intercreditor Agreement Joinder (Additional Priority Debt) is duly executed by the undersigned as of the date first written above.

[New Representative]

By:
Name:
Title:

Exhibit B-2-3

EXHIBIT B-3

[FORM OF]

INTERCREDITOR AGREEMENT JOINDER (ADDITIONAL GRANTORS)

_________, 2022

Reference is made to the Pari Passu Intercreditor Agreement dated as of April 11, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Intercreditor Agreement”), among DT Midstream, Inc. (the “Borrower”), the other Grantors from time to time party thereto, Barclays Bank PLC, as the Credit Agreement Agent, and U.S. Bank Trust Company, National Association, as the Notes Collateral Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Intercreditor Agreement.

The Grantors have entered into the Intercreditor Agreement. Pursuant to certain Priority Debt Documents, certain newly acquired or organized Subsidiaries of the Borrower are required to enter into the Intercreditor Agreement. Section 5.14 of the Intercreditor Agreement provides that such Subsidiaries shall become party to the Intercreditor Agreement by execution and delivery of an instrument in the form of this Intercreditor Agreement Joinder. The undersigned Subsidiary (the “New Grantor”) is executing this Intercreditor Agreement Joinder in accordance with the requirements of the Credit Agreement, the Indenture and the Additional Priority Debt Documents.

Accordingly, the New Grantor agrees as follows:

1.           Joinder. In accordance with Section 5.14 of the Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Intercreditor Agreement shall be deemed to include the New Grantor. The Intercreditor Agreement is hereby incorporated herein by reference.

2.             Representations and Warranties. The New Grantor represents and warrants to the Controlling Collateral Agent and the other Secured Parties that this Intercreditor Agreement Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) implied covenants of good faith and fair dealing.

3.             Governing Law and Miscellaneous Provisions.

(a)       The provisions of Section 5.10, Section 5.11 and Section 5.12 of the Intercreditor Agreement are hereby incorporated in this Intercreditor Agreement Joinder by reference mutatis mutandis.

(b)       This Intercreditor Agreement Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Intercreditor Agreement Joinder shall become effective when each Priority Debt Representative shall have received a counterpart of this Intercreditor Agreement Joinder that bears the signature of the New Grantor. Delivery of an executed signature page to this Intercreditor Agreement Joinder by telecopy, .pdf or other electronic imaging means shall be effective as delivery of a manually signed counterpart of this Intercreditor Agreement Joinder.

(c)       Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

Exhibit B-3-1

IN WITNESS WHEREOF, this Intercreditor Agreement Joinder is duly executed by the undersigned as of the date first written above.

[New Grantor]

By:
Name:
Title:

Exhibit B-3-2